SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 17, 2004 the United States District Court for the Western District of Washington has issued an order granting preliminary approval of a settlement of the In Re InfoSpace, Inc. Securities Litigation class action. The preliminary settlement calls for payment of $34.3 million to the class by the Company’s insurance carriers, without any payment by InfoSpace or the other defendants, and for dismissal of the action with prejudice. Infospace has denied and continues to deny any and all allegations of wrongdoing in connection with this matter, but believes that given the uncertainties and cost associated with litigation, the settlement is in the best interests of the Company and its stockholders.

The settlement is conditioned on final court approval after notice to the plaintiff class and expiration of the time for appeal from any order of the Court approving the settlement. There can be no assurance that the final settlement will be obtained.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

99.1	Press Release, dated February 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2004

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel